Exhibit 99.1

QT Imaging Announces First Quarter 2025 Financial Results

Shipped Six Scanners and Generated Revenue of $2.8 Million with 65% Gross Margin in the First Quarter of 2025

Closed $10.1 million Lynrock Lake Term Loan to Retire Prior Debt and $5.4 million is for Working Capital Purposes

Entered into Contract Manufacturing Agreement with Canon Medical Systems Corporation

The Company Announced PIPE investment of $0.7 Million, funded by QTI Board of Directors Members and Other investors

NOVATO, CA – May 13, 2025 – QT Imaging Holdings, Inc. (OTCQB: QTIH) (“QT Imaging” or the “Company”), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, today announced financial results for the first quarter of 2025.

“We had a strong start to 2025, shipping six Breast Acoustic CTTM scanners and generating $2.8 million in revenue with a 65% gross margin in the first quarter. The successful closing of a $10.1 million term loan with Lynrock Lake significantly strengthens our balance sheet. QT Imaging has a strong distribution partner in the U.S., and we are excited to have entered into a contract manufacturing agreement with Canon Medical Systems Corporation—a key milestone in scaling our production capabilities. We’re well-positioned to build on this momentum throughout the year", said Dr. Raluca Dinu, QT Imaging Chief Executive Officer.

Financial Highlights
•Commercial revenue was $2.8 million for the first quarter of 2025, of which $2.7 million is for scanner sales, compared to $1.4 million in the first quarter of 2024 and $0.8 million for the fourth quarter of 2024. The increase in revenue was primarily attributable to the shipment of six QT Breast Acoustic CTTM scanners during the first quarter of 2025, as per minimum order quantities ("MOQs") in its Distribution Agreement with NXC Imaging, as compared to the three scanners sold in the first quarter of 2024.
•Gross margin of 65% in the first quarter of 2025, compared to 56% margin in the first quarter of 2024 and 47% margin in the fourth quarter of 2024. The increase in margin in the first quarter of 2025 was primarily attributable to variability in the weighted average cost related to the Company's existing inventory during the quarter.
•Net loss of $11.1 million for the first quarter of 2025, which includes debt extinguishment expense of $2.0 million for the Yorkville Note and Cable Car Note, debt issuance expense of $6.6 million for the Lynrock Lake Term Loan, and interest expenses of $0.7 million, compared to a net loss of $0.6 million for the first quarter of 2024 and a net loss of $3.5 million for the fourth quarter of 2024.
•Non-GAAP Adjusted EBITDA* of $(0.9) million for the first quarter of 2025 compared to $(1.2) million for the first quarter of 2024 and $(1.9) million for the fourth quarter of 2024.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

•Net cash used in operating activities during the first quarter of 2025 was $3.5 million compared to $6.0 million during the first quarter of 2024 and $1.2 million in the fourth quarter of 2024.
New Developments
•On January 24, 2025, the Company received a notice from Nasdaq that its panel had denied the Company's delisting appeal. Accordingly, the Company’s common stock was suspended from trading on Nasdaq effective with the open of trading on January 28, 2025. Commencing on January 28, 2025, the Company’s common stock continued to be traded on the over-the-counter market under the ticker “QTIH”. On March 11, 2025, the Company successfully uplifted to the OTCQB Venture Market ("OTCQB"). The Company intends to apply for listing on Nasdaq if in the future it is able to qualify to list under the Nasdaq’s initial listing standards.
•On February 26, 2025, the Company entered into a credit agreement (the “Credit Agreement”) which provides for a senior secured term loan in the aggregate principal amount of $10.1 million at an interest rate of 10.0% per annum, compounded quarterly (the “Lynrock Lake Term Loan”) with Lynrock Lake Master Fund LP (“Lynrock Lake”). The maturity date of the Lynrock Lake Term Loan is March 31, 2027. The Company used a portion of proceeds from the Lynrock Lake Term Loan to fully repay its convertible notes owed to Yorkville and Cable Car in full. The Company settled its obligations under the Yorkville Note and terminated the Yorkville SEPA by paying $3.0 million in cash and issuing warrants to purchase 15 million shares of common stock with an exercise price of $0.40 per share. The Company settled its obligation under the Cable Car Note by paying $1.6 million for principal, accrued interest, and an extension fee. Following the repayment of convertible notes to Yorkville and Cable Car, the Company had $5.4 million, net of transaction costs, for working capital purposes. The details are included in the Form 8-K filed by the Company on February 26, 2025.
•On March 28, 2025, the Company entered into the Canon Manufacturing Agreement with Canon Medical Systems Corporation (“CMSC”) to scale up the internal manufacturing capacity of the Company. The Company retained the right to manufacture scanners in Novato, California.
•On March 31, 2025, the Company shipped six QT Breast Acoustic CTTM to NXC Imaging, in accordance with its MOQs per the Amended Distribution Agreement with NXC Imaging.
•On April 24, 2025, the Company received $500,000 from related persons in exchange for issuance of shares of common stock plus warrants for the purchase of common stock in a Private Investment in Public Entity (“PIPE”) for working capital purposes.
•On May 12, 2025, the Company entered into a subscription agreement for another PIPE investment in an amount of approximately $200,000 that is expected to be closed no later than May 19, 2025, pursuant to which the Company will issue shares of common stock plus warrants for the purchase of common stock. The proceeds of this PIPE investment will be used for working capital purposes.

Outlook for the Balance of 2025

*Refer to the “Non-GAAP Financial Measures” section in this press release.

The Company reiterates its plans to deliver $18 million in revenue in 2025 (shipment of 40 scanners) and $27 million in revenue in 2026 (shipment of 60 scanners). These targets are in accordance with the MOQs per its Amended Distribution Agreement with its strategic business and distribution partner, NXC Imaging, Inc., a wholly owned subsidiary of Canon Medical Systems USA.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Three Months Ended
March 31, 2025 and 2024
(Unaudited)

	Three Months Ended March 31,
$ thousands (except share and per share amounts)	2025	2024
Revenue	$2,798	$1,362
Cost of revenue	986	602
Gross profit	1,812	760
Operating expenses:
Research and development	852	643
Selling, general and administrative	2,002	5,696
Loss from operations	(1,042)	(5,579)
Interest expense, net	(691)	(599)
Other expense, net	(8,749)	(21)
Change in fair value of warrant liability	(705)	(23)
Change in fair value of derivative liability	101	2,983
Change in fair value of earnout liability	(50)	2,610
Net loss attributable to common stockholders	$(11,136)	$(629)

Basic and diluted net loss per share	$(0.40)	$(0.05)

Weighted average shares outstanding	27,515,543	13,225,553

EBITDA* and Adjusted EBITDA* for the Three Months Ended
March 31, 2025 and 2024
(Unaudited)

	Three Months Ended March 31,
$ thousands	2025	2024
Net loss	$(11,136)	$(629)
Interest expense, net	691	599
Depreciation and amortization	38	99
EBITDA	(10,407)	69
Adjustments:
Stock-based compensation	101	39
Debt modification and extinguishment expenses(1)	2,124	—
Change in fair value of warrants(2)	705	23
Change in fair value of derivatives(3)	(101)	(2,983)
Change in fair value of earnout liability(4)	50	(2,610)
Transaction expenses (5)	—	4,301
Debt issuance expense (6)	6,640	—
Adjusted EBITDA	$(888)	$(1,161)
(1)The Company recorded debt modification expense of $0.1 million related to its modification of the Cable Car Note on January 9, 2025 and debt extinguishment expense of $2.0 million related to the extinguishment of the Yorkville Note and Cable Car Note on February 26, 2025 in other expense, net for the three months ended March 31, 2025.
(2)The increase in fair value of warrant liability during the three months ended March 31, 2025 relates to the liability classified private placement warrants, the Lynrock Lake Warrant, and Yorkville Warrant, which is primarily driven by increase in the Company's stock price from the date of issuance of the Lynrock Lake Warrant and Yorkville Warrant and as of March 31, 2025.
(3)The decrease in fair value of derivative liability during the three months ended March 31, 2025 related to the Yorkville Pre-paid Advance, which contained features that were bifurcated as freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of February 26, 2025, prior to the extinguishment of the Yorkville Note.
(4)The earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method as of March 31, 2025.
(5)The Company incurred transaction expenses related to the Merger with GigCapital5, Inc,, which closed on March 4, 2024. These transaction expenses included a $3.7 million of transaction costs that were settled with issuance of common stock, $0.4 million of transaction costs settled or payable in cash and a $0.2 million loss on issuance of common stock in connection with a subscription agreement, which were recorded as selling, general and administrative expenses in the condensed consolidated statement of operations during the three months ended March 31, 2024. There were no transaction expenses incurred during the three months ended March 31, 2025.
(6)Upon the issuance of Lynrock Lake Term Loan closed on February 26, 2025, the Company recorded a loss of $6.6 million, including debt issuance costs of $0.2 million, in other expense, net for the three months ended March 31, 2025.

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Condensed Consolidated Balance Sheets as of
March 31, 2025 and December 31, 2024
(Unaudited)

$ in thousands	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$2,988	$1,172
Restricted cash and cash equivalents	20	20
Accounts receivable, net	2,782	67
Inventory	2,872	3,141
Prepaid expenses and other current assets	1,152	517
Total current assets	9,814	4,917
Non-current assets:
Property and equipment, net	164	196
Operating lease right-of-use assets	848	935
Other assets	39	39
Total assets	$10,865	$6,087

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$870	$803
Accrued expenses and other current liabilities	3,888	3,550
Current maturities of long-term debt	63	4,986
Deferred revenue	45	49
Operating lease liabilities, current	417	406
Total current liabilities	5,283	9,794
Non-current liabilities:
Long-term debt	1	9
Related party notes payable	3,849	3,849
Operating lease liabilities	549	657
Warrant liability	20,216	22
Derivative liability	—	304
Earnout liability	490	440
Other liabilities	685	550
Total liabilities	31,073	15,625

Stockholders’ deficit:
Common stock	3	3
Additional paid-in capital	22,866	22,400
Accumulated deficit	(43,077)	(31,941)
Total stockholders’ deficit	(20,208)	(9,538)
Total liabilities and stockholders’ deficit	$10,865	$6,087

The amounts reported in the condensed consolidated balance sheet as of March 31, 2025 above do not include the announced subsequent events relating to the PIPE investments in April 2025 and May 2025.

Condensed Consolidated Statements of Cash Flows for the Three Months Ended
March 31, 2025 and 2024
(Unaudited)

	Three Months Ended March 31,
$ in thousands	2025	2024
Cash flows from operating activities:
Net loss	$(11,136)	$(629)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	38	99
Stock-based compensation	101	39
Loss on issuance of Lynrock Lake Term Loan	6,640	—
Debt extinguishment expense	2,034	—
Debt modification expense	90	—
Non-cash interest	477	299
Non-cash operating lease expense	(9)	(5)
Fair value of common stock issued in exchange for services and in connection with non-redemption agreements	—	3,715
Provision for credit losses	—	1
Loss on issuance of common stock in connection with a subscription agreement	—	206
Change in fair value of warrant liability	705	23
Change in fair value of derivative liability	(101)	(2,983)
Change in fair value of earnout liability	50	(2,610)
Changes in assets and liabilities:
Increase in accounts receivable	(2,715)	(482)
Decrease in inventory	268	586
Increase in prepaid expenses and other current assets	(635)	(880)
Increase (decrease) in accounts payable	60	(2,118)
Increase (decrease) in accrued liabilities and other current liabilities	466	(1,320)
Decrease in deferred revenue	(5)	(4)
Increase in other liabilities	135	87
Net cash used in operating activities	(3,537)	(5,976)

Cash flows from financing activities:
Proceeds from long-term debt, net of issuance costs	10,000	10,525
Repayment of long-term debt	(4,647)	(32)
Repayment of bridge loans	—	(800)
Proceeds from the Merger, net of transaction costs	—	1,238
Proceeds from issuance of common stock pursuant to a subscription agreement	—	500
Net cash provided by financing activities	5,353	11,431
Net increase in cash and restricted cash and cash equivalents	1,816	5,455
Cash and restricted cash and cash equivalents at the beginning of period	1,192	185
Cash and restricted cash and cash equivalents at the end of the period	$3,008	$5,640

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the QT Imaging Breast Acoustic CT™ Scanner, including its commercialization, manufacturing (including large scale) and further development, the future repayment of the Lynrock Lake Term Loan, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of QT Imaging's liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare QT Imaging’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as loss before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation, net change in fair value of the derivative, earnout and warrant liabilities, transaction expenses, modification expense, loss on debt extinguishment, and debt issuance expense. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT

Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s condensed consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net loss, the most directly comparable GAAP measure, in the tables above. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net income (loss) or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net income (loss).

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.
About QT Imaging

QT Imaging Holdings, Inc. is a public (OTCQB: QTIH) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the Company’s website at www.qtimaging.com.

Breast Acoustic CTTM is a trademark of an affiliate of QT Imaging Holdings, Inc.
Contacts
For media inquiries, please contact:

Stas Budagov
Chief Financial Officer
Stas.Budagov@qtimaging.com